Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 23, 2020 relating to the financial statements of Adicet Therapeutics, Inc. (formerly known as Adicet Bio, Inc.), which appears in Adicet Bio, Inc.’s Current Report on Form 8-K dated September 15, 2020.

/s/ PricewaterhouseCoopers LLP San Jose, California February 10, 2021